UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

_______________________

Date of Report (Date of earliest event reported): January 6, 2023

PERMA-PIPE INTERNATIONAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32530	36-3922969
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24900 Pitkin Road, Suite 309, Spring, Texas, 77386

(Address of principal executive offices, including zip code)

(847) 966-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	PPIH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Perma-Pipe International Holdings, Inc. has entered into a joint venture with Gulf Insulation Group in the Kingdom of Saudi Arabia to provide pre-insulated piping systems, piping fabrication, internal and external fusion bonded epoxy coating services and leak detection systems for customers in the Kingdom of Saudi Arabia, Kuwait and Bahrain. This joint venture will be positioned to participate in Saudi Vision 2030, a strategic framework to diversify the Saudi Arabia economy through development of public services sectors such as health, education, infrastructure, recreation and tourism.

The joint venture will be 60% controlled by Perma-Pipe International Holdings, Inc. and 40% by Gulf Insulation Group, respectively, and will operate with existing Dammam and Riyadh plants in the Kingdom of Saudi Arabia.

Formation of the joint venture is subject to the approval of the Kingdom of Saudi Arabia General Authority for Competition.

Certain of the material obligations are subject to continued negotiations between the parties.

Gulf Insulation Group is part of the Zamil Industrial Group, a Saudi Arabian public company and one of the largest industrial groups in the Middle East.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits. The following exhibits are being filed herewith:

Exhibit Number	Description
(104)	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERMA-PIPE INTERNATIONAL HOLDINGS, INC.

Date: January 6, 2023	By:	/s/ D. Bryan Norwood
D. Bryan Norwood
Vice President and Chief Financial Officer